Exhibit 10.44

Execution version

CONTRIBUTION AGREEMENT

among

Cnova N.V.

Casino, Guichard-Perrachon S.A.

Almacenes Éxito S.A.

and

Jaïpur Financial Markets B.V.

Dated as of 24 July 2014

Table of Contents

1	Definitions and interpretation	5

2	CE Contribution and transfer	8

3	JV CD Colombia Contribution and transfer	12

4	Nova OpCo Contribution and transfer	13

5	Notices	13

6	Further Action	14

7	No Implied Waiver; No Forfeiture of Rights	14

8	No Third Party Stipulation	14

9	Amendment	14

10	Invalidity	14

11	No Rescission	15

12	No Transfer, Assignment or Encumbrance	15

13	Governing Law and Jurisdiction	15

Annex A - Resolution		18

Annex B - Deed of Issue		25

Annex C - Form of Description and Auditor’s Statement		31

CONTRIBUTION AGREEMENT

THIS AGREEMENT IS MADE ON 24 JULY 2014 AMONG:

1.                                     Cnova N.V., a public company with limited liability (naamloze vennootschap) organized under the laws of the Netherlands, having its corporate seat in Amsterdam and registered office at Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven, the Netherlands, registered with the trade register under number 60776676 (the “Company”);

2.                                     Casino, Guichard-Perrachon S.A., a société anonyme organized under the laws of France, having its registered office at 1, Esplanade de France, 42000 Saint-Etienne, France, registered with the registry of trade and companies of Saint-Etienne under number 554 501 171 (“CGP”);

3.                                     Almacenes Éxito S.A., a company organized under the laws of Colombia, headquartered in Envigado, Department of Antioquia, Colombia, registered with the trade register under number 890900608-9 (“Exito”); and

4.                                     Jaïpur Financial Markets B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its corporate seat at Amsterdam (address: 1118 BH Schiphol, Schiphol Boulevard 231, trade register number 60838892) (“Dutch HoldCo”).

The Company, CGP, Exito, and Dutch HoldCo are hereinafter jointly referred to as the “Parties” and each of them as a “Party”.

BACKGROUND

A.                                   The Parties are all members of the Casino Group, being all controlled (other than CGP itself), directly or indirectly, by CGP.

B.                                   The Parties contemplate transferring the shares of CE, Nova OpCo and JV CD Colombia, which companies are part of the Casino Group and carry out certain e-commerce activities, notably under the brands Cdiscount (in France, Latin America, Asia and Africa), Casas Bahia, Pontofrio and Extra (in Brazil), to the Company, with a view to creating a global e-commerce player with significant scale to strengthen the positioning of these e-commerce activities, pursuant to a Framework and IPO Agreement originally entered into by and among CGP, Companhia Brasileira de Distribuição, Via Varejo S.A., Nova Pontocom Comércio Eletrônico S.A. and Nova OpCo as of 11 July 2014 and by the Company on the date hereof, and which CE and Exito joined, in accordance with its terms (the “Framework and IPO Agreement”).

C.                                   Under the Framework and IPO Agreement, (i) CGP has agreed to transfer 166,616,203 shares, representing 99.8% of the capital of CE (the “CE Shares”) to the Company as a contribution in kind in exchange for newly issued shares in the capital of the Company (the “CE Contribution”); (ii) Exito has agreed to transfer 406,434 shares, representing 21% of the capital of JV CD Colombia (the “JV CD Colombia Shares”) to the Company as a contribution in kind in exchange for newly issued shares in the capital of the Company (the “JV CD Colombia Contribution”); and (iii) Dutch HoldCo has agreed to transfer, subsequently after the CE Contribution and the JV CD Colombia Contribution, 74,924,847 shares, representing 100% of the capital of Nova OpCo (the “Nova OpCo Shares”) to the Company as a contribution in kind in exchange for newly issued shares in the capital of the Company (the “Nova OpCo Contribution” and, together with the CE Contribution and the JV CD Colombia Contribution, the “Contributions”).

D.                                   On the date hereof, CGP, Exito and Dutch HoldCo, acting in their capacity as shareholders of the Company, adopted a written resolution, approving among other things, the entering into of this Agreement and the Contributions, and resolving on the related issue of the Cnova Shares, subject to the terms and conditions of this Agreement, a copy of which is attached hereto as Annex A (the “Resolution”).

E.                                   In connection with the Contributions, the Company’s board of directors has prepared a description of the CE Shares, the Nova OpCo Shares and the JV CD Colombia Shares in accordance with Section 2:94b(1) of the Dutch Civil Code (the “Description”).

F.                                    The Company has been furnished an auditor’s statement from Mazars Paardekooper Hoffman N.V., stating that the value of the CE Shares, the Nova OpCo Shares and the JV CD Colombia Shares is at least equal to the amount that needs to be paid up on the Cnova Shares to be issued by the Company to CGP, Exito and Dutch HoldCo, respectively, in connection with the Contributions. The auditor’s statement is appended to the Description and these documents are both attached hereto as Annex C.

G.                                  The Parties wish to lay down in this Agreement certain of their rights and obligations in relation to the Contributions.

THE PARTIES THEREFORE AGREE AS FOLLOWS

1                                        DEFINITIONS AND INTERPRETATION

1.1                              In this Agreement the following definitions shall apply:

Agreement	This contribution agreement.

Annex	An annex to this Agreement.

Articles of Association	the Company’s articles of association.

Casino Group	Means the group of companies constituted of CGP and its direct and indirect subsidiaries.

CE

Cdiscount Group S.A.S. (formerly Casino Entreprise S.A.S.), a société par actions simplifiée organized under the laws of France, having its registered office at 1, Esplanade de France, 42000 Saint-Etienne, France, registered with the registry of trade and companies of Saint-Etienne under number 422 919 548.

CE Contribution	Has the meaning set out in recital C.

CE Shares	Has the meaning set out in recital C.

CGI	Has the meaning set out in Clause 2.3.1(d).

CGP	Has the meaning set out in the preamble to this Agreement.

Clause	A clause of this Agreement.

Cnova Shares	The Shares CGP, the Shares Dutch Holdco and the Shares Exito collectively.

Company	Has the meaning set out in the preamble to this Agreement.

Condition	the condition precedent (opschortende voorwaarde) of the execution of the Deed of Amendment.

Contributions	Has the meaning set out in recital C.

Deed of Amendment

the deed of amendment to the Articles of Association, in accordance with the draft deed, drawn up by NautaDutilh N.V. and bearing the reference 82039049 M 12196791 (unofficial translation bearing the reference: 82039049 M 12134925).

Deed of Issue	The deed of issue of shares in the capital of the Company to CGP, Exito, Dutch HoldCo respectively, substantially in the form as appended hereto as Annex B.

Description	Has the meaning set out in recital E.

Dutch HoldCo	Has the meaning set out in the preamble to this Agreement.

Exito	Has the meaning set out in the preamble to this Agreement.

Framework and IPO Agreement	Has the meaning set out in recital B.

JV CD Colombia	Cdiscount Colombia S.A.S., a company organized under the laws of Colombia, domiciled in the city of Envigado, Colombia, registered in the public business register under number 260638.

JV CD Colombia Contribution	Has the meaning set out in recital C.

JV CD Colombia Shares	Has the meaning set out in recital C.

Nova OpCo

Cnova Comércio Eletrônico S.A. (formerly named Bruxelas Empreendimentos e Participações S.A.), a sociedade anônima organized under the laws of Brazil, headquartered in the City of São Paulo, State of São Paulo, at Rua Gomez de Carvalho, No. 1609, 3rd to 7th floors, CEP 04547-006,

Brazil, registered with the CNPJ/MF under number 07.170.938/0001-07.

Nova OpCo Contribution	Has the meaning set out in recital C.

Nova OpCo Shares	Has the meaning set out in recital C.

Party	A party to this Agreement.

Resolution	Has the meaning set out in recital D.

Shares CGP

190,557,009 ordinary registered shares in the capital of the Company, each having a nominal value of five eurocent (EUR 0.05), numbered 900,001 up to and including 191,457,009, to be issued to CGP in accordance with Clause 2.1.1.

Shares Dutch HoldCo

220,000,000 ordinary registered shares in the capital of the Company, each having a nominal value of five eurocent (EUR 0.05), numbered 192,114,953 up to and including 412,114,952, to be issued to Dutch HoldCo in accordance with Clause 4.1.1.

Shares Exito

657,943 ordinary registered shares in the capital of the Company, each having a nominal value of five eurocent (EUR 0.05), numbered 191,457,010 up to and including 192,114,952, to be issued to Exito in accordance with Clause 3.1.1.

1.2                              References to statutory provisions are to those provisions as they are in force from time to time.

1.3                              Terms that are defined in the singular have a corresponding meaning in the plural and vice versa.

1.4                              Words denoting a gender include each other gender.

1.5                              The terms “written” and “in writing” include the use of electronic means of communication.

1.6                              Although this Agreement has been drafted in the English language, this Agreement pertains to Dutch legal concepts. Any consequence of the use of English words and expressions in this Agreement under any law other than Dutch law shall be disregarded.

1.7                              The words “include”, “included” and “including” are used to indicate that the matters listed are not a complete enumeration of all matters covered.

1.8                              The titles and headings in this Agreement are for construction purposes as well as for reference. No Party may derive any rights from such titles and headings.

2                                        CE CONTRIBUTION AND TRANSFER

2.1                             CE Contribution

2.1.1                    Further to the Resolution, CGP hereby agrees with the Company to pay up in full the Shares CGP to be issued to CGP through the execution of the Deed of Issue and subject to fulfilment of the Condition, by contributing and transferring the CE Shares to the Company, subject to the terms and conditions laid down in this Agreement.

2.1.2                    The CE Shares will be contributed, and recorded in the Company’s accounts, at the same value as the book value at which the CE Shares are recorded in CGP’s accounts.

2.1.3                    Any value of the CE Shares in excess of the aggregate nominal value of the Shares CGP is deemed to be non-stipulated share premium (agio) and shall be added to the Company’s share premium reserve.

2.1.4                    The Company shall register the issue of the Shares CGP to CGP in its shareholders register following fulfilment of the Condition.

2.2                              Transfer of CE Shares

2.2.1                    In giving effect to the agreement under Clause 2.1.1, CGP hereby transfers the CE Shares to the Company and the Company hereby accepts the same from CGP. CGP and the Company hereby undertake to comply with any formalities required under French law to perfect the present transfer, including the execution of a share transfer order and the registration of the transfer of the CE Shares to the Company in the shareholders register (registres des mouvements de titres) of CE and the relevant shareholders account, as soon as practical but in any event no later than three (3) days following the execution of the Deed of Issue.

2.2.2                    Clause 2.2.1 is subject to article 6.3 of the Framework and IPO Agreement.

2.3                              Tax representations relating to the CE Contribution

2.3.1                    General representations

a.                                     CGP and the Company will comply with any applicable statutory rules with respect to reporting obligations in connection with French corporate income tax and any other taxes resulting from the consummation of the CE Contribution, as further detailed hereafter.

b.                                     CGP is a corporation having its registered office in France and is therefore subject to French corporate income tax under ordinary rules.

c.                                       The Company is a limited liability company having its corporate seat in the Netherlands.

d.                                      CGP and the Company wish to elect for the CE Contribution to be subject to the favorable tax regime provided for by Articles 210 A & B of the French Tax Code (code général des impôts or “CGI”).

2.3.2                    Corporate income tax

For the purpose of benefitting from the tax favorable regime provided for by Articles 210 A, B and C of the CGI, CGP and the Company hereby take the following commitments subject however to the grant by the French tax authorities of a tax ruling pursuant to Articles 210-B and 210-C of the CGI no later than 30 April 2015. To this effect:

a.                                      CGP undertakes, if one of the conditions listed below is not complied with, to pay the taxes resulting from the withdrawal of the French tax ruling requested on 18 July 2014:

•                      CGP shall hold the Shares CGP issued by the Company in consideration of the CE Contribution for at least three years;

•                      in order to compute future capital gains to be recognized upon the disposition of the Shares CGP issued by the Company in consideration of the CE Contribution, CGP shall use the value that the CE Shares had for tax purposes in CGP’s accounts;

•                      the CE Shares contributed to the Company shall be held by the Company for as long as the Shares CGP, issued by the Company in consideration of the CE Contribution, are held by CGP;

•                      the share premium (agio) recorded by the Company as part of the CE Contribution shall be earmarked and kept unchanged in the books of the Company for as long as the Shares CGP, issued by the Company in consideration of the CE Contribution, are held by CGP;

•                      the Company shall not reimburse, partially or fully, the contribution made by CGP and shall not repurchase, partially or fully, the Shares CGP, issued by the Company in consideration of the CE Contribution, for as long as the Shares CGP are held by CGP;

•                      CGP shall inform the French tax administration of any new fact affecting directly or indirectly the compliance with the above-mentioned conditions;

•                      throughout the effective duration of the above-mentioned holding commitments, CGP will annex to the statement provided for by Article 54 septies I of the CGI, a statement consistent with the template attached as an annex to the above-mentioned French tax ruling;

•                      the Casino group shall support, notably in case of withdrawal of the tax ruling, the potential double taxation on future capital gains resulting from the sale of the CE Shares that would be caused by the contribution of the CE Shares at their book value;

•                      the Company shall keep unchanged in its balance sheet the entire share premium that would be recorded, as the case may be, as a result of stock split splitting each ordinary share in the Company’s capital in two, to occur prior to the CE Contribution.

b.                                      In addition, the Company undertakes, as appropriate and for purposes of French corporate income tax only, to comply with all requirements set forth in Articles 210 A & B of the CGI. As a consequence, the Company undertakes to:

•                      record on the liability side of the balance sheet of its French operations the reserves whose taxation is deferred at the level of CGP and which relate to the contributed assets and do not become purposeless as a result of the CE Contribution (Article 210 A 3 a of the CGI);

•                      take over from CGP, and comply with, any obligation to recapture income and gains which were previously deferred for the taxation of CGP (Article 210 A-3-b of the CGI) to the extent attributable to the contributed assets;

•                      compute future capital gains to be recognized upon the disposition of the CE Shares received from CGP from the tax basis of CGP in these CE Shares (Article 210 A-3 c of the CGI);

•                      recapture in its French taxable income, within the period and under the conditions set forth at Article 210 A-3 d of the CGI, any capital gains realized as the case may be upon the CE Contribution and which relate to depreciable assets received from CGP;

•                      record in the balance sheet of its French operations any assets received from CGP - other than permanent / fixed assets - contributed for the value that they had for tax purposes in the books of CGP or, alternatively, include in the taxable income of the tax year of the CE Contribution the profit equal to the excess of the contribution value of such assets over their tax basis in the books of CGP (Article 210 A 3 e of the CGI).

Generally, the Company will, from the date of consummation of the CE Contribution, substitute for CGP with respect to any commitments or obligations in relation to the CE Shares, in particular, those previously taken, as the case may be, by CGP pursuant to Article 210 B bis of the CGI as well as any commitment taken by CGP in connection with prior contributions in kind, mergers or similar transactions.

3                                        JV CD COLOMBIA CONTRIBUTION AND TRANSFER

3.1                              JV CD Colombia Contribution

3.1.1                    Further to the Resolution, Exito hereby agrees with the Company to pay up in full the Shares Exito to be issued to Exito through the execution of the Deed of Issue and subject to fulfilment of the Condition, by contributing and transferring the JV CD Colombia Shares to the Company, subject to the terms and conditions laid down in this Agreement.

3.1.2                    The JV CD Colombia Shares will be contributed, and recorded in the Company’s accounts, at the same value as the book value at which the JV CD Colombia Shares are recorded in Exito’s accounts.

3.1.3                    Any value of the JV CD Colombia Shares in excess of the aggregate nominal value of the Shares Exito is deemed to be non-stipulated share premium (agio) and shall be added to the Company’s share premium reserve.

3.1.4                    The Company shall register the issue of the Shares Exito to Exito in its shareholders register following fulfilment of the Condition.

3.2                              Transfer of JV CD Colombia Shares

3.2.1                    In giving effect to the JV CD Colombia Contribution, Exito shall transfer the JV CD Colombia Shares to the Company and the Company shall accept the same from Exito. Exito hereby undertakes to comply with any formalities required under Colombian law to perfect the present transfer, including the registration of the transfer of the JV CD Colombia Shares to the Company in the shareholders ledger (libro de registro de accionistas) of JV CD Colombia and the cancellation of Exito’s share certificates representing the JV CD Colombia Shares and issuance of new share certificates to the Company representing the JV CD Colombia Shares, as soon as practical but in any event no later than three (3) days following the execution of the Deed of Issue.

3.2.2                    CGP shall cause Cdiscount International B.V. to waive its right to acquire JV CD Colombia Shares in furtherance of the right of first refusal set forth in the bylaws of JV CD Colombia and to execute and deliver, or cause to be executed and delivered, all documents and to take, or cause to be taken, all actions that may be necessary or appropriate to effectuate such waiver.

3.2.3                    Clause 3.2.1 is subject to article 6.3 of the Framework and IPO Agreement.

4                                        NOVA OPCO CONTRIBUTION AND TRANSFER

4.1                              Nova OpCo Contribution

4.1.1                    Further to the Resolution, Dutch HoldCo hereby agrees with the Company to pay up in full the Dutch HoldCo Shares to be issued to Dutch HoldCo through the execution of the Deed of Issue and subject to fulfilment of the Condition, by contributing and transferring the Nova OpCo Shares to the Company, subject to the terms and conditions laid down in this Agreement.

4.1.2                    The Nova OpCo Shares will be contributed, and recorded in the Company’s accounts, at the same value as the book value at which the Nova OpCo Shares are recorded in Dutch HoldCo’s accounts.

4.1.3                    Any value of the Nova OpCo Shares in excess of the aggregate nominal value of the Shares Dutch HoldCo is deemed to be non-stipulated share premium (agio) and shall be added to the Company’s share premium reserve.

4.1.4                    The Company shall register the issue of the Shares Dutch HoldCo to Dutch HoldCo in its shareholders register following fulfilment of the Condition.

4.2                              Transfer of Nova OpCo Shares

4.2.1                    In giving effect to the Nova OpCo Contribution, Dutch HoldCo hereby transfers the Nova OpCo Shares to the Company and the Company accepts the same from Dutch HoldCo. Dutch HoldCo and the Company hereby undertake to comply with any formalities required under Brazilian law to perfect the present transfer, including the registration of the transfer of the relevant Nova OpCo Shares in Nova OpCo’s corporate books and with the Central Bank of Brazil, as soon as practical but in any event no later than three (3) days following the execution of the Deed of Issue.

4.2.2                    Clause 4.2.1 is subject to article 6.3 of the Framework and IPO Agreement.

5                                        NOTICES

5.1                              All notices given under or in connection with this Agreement shall be given by electronic means or in writing and, in the latter case, shall be sent by courier service or by registered mail (with a copy of such notice being sent in advance by e-mail). All such notices shall be addressed to their respective addresses as included in the preamble of this Agreement, unless otherwise notified by a Party to all other Parties.

6                                        FURTHER ACTION

If at any time after the execution of this Agreement any further action is necessary or desirable in order to implement this Agreement, each Party shall take all such actions as may reasonably be requested from it by any other Party.

7                                        NO IMPLIED WAIVER; NO FORFEITURE OF RIGHTS

7.1                              Nothing shall be construed as a waiver under this Agreement unless a document to that effect has been signed by the Parties or a notice to that effect has been given.

7.2                              The failure of a Party to exercise or enforce any right under this Agreement shall not constitute a waiver of the right to exercise or enforce such right in the future.

7.3                              Where a Party does not exercise any right under this Agreement (which shall include the granting by a Party to any other Party of an extension of time in which to perform its obligations under any provision hereof), this shall not be deemed to constitute a forfeiture of any such rights (rechtsverwerking).

8                                        NO THIRD PARTY STIPULATION

This Agreement does not contain any third party stipulation (derdenbeding) in favour of any person.

9                                        AMENDMENT

No amendment to this Agreement shall have any force or effect unless it is in writing and signed by each Party.

10                                 INVALIDITY

In the event that a provision of this Agreement is null and void or unenforceable (either in whole or in part):

a.                                      the remainder of this Agreement shall continue to be effective to the extent that,

given this Agreement’s substance and purpose, such remainder is not inextricably related to the null and void or unenforceable provision; and

b.                                      the Parties shall make every effort to reach agreement on a new provision which differs as little as possible from the null and void or unenforceable provision, taking into account the substance and purpose of this Agreement.

11                                 NO RESCISSION

To the extent permitted by law, the Parties hereby waive their rights to rescind or nullify, or to demand the rescission, nullification or amendment of, this Agreement on any grounds whatsoever.

12                                 NO TRANSFER, ASSIGNMENT OR ENCUMBRANCE

No Party may transfer, assign or encumber its contractual relationship, any of its rights or any of its obligations under this Agreement without the prior written consent of each other Party.

13                                 GOVERNING LAW AND JURISDICTION

13.1                       This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

13.2                       The Parties agree that any dispute in connection with this Agreement or any agreement resulting therefrom shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam.

(signature pages follow)

This Agreement has been entered into on the date stated at the beginning of this Agreement and may be signed in counterparts, which together shall constitute one and the same agreement.

/s/ G.P. Quiroga Vilardo

Cnova N.V.

Name               : G.P. Quiroga Vilardo

Title                        : Executive director / Co-CEO

/s/ Jean-Charles Naouri

Casino, Guichard-Perrachon S.A.

Name               : Jean-Charles Naouri

Title                        : Chief Executive Officer

/s/ Carlos Mario Giraldo

Almacenes Éxito S.A.

Name               : Carlos Mario Giraldo

Title                        : President

(signature page to contribution agreement)

This Agreement has been entered into on the date stated at the beginning of this Agreement and may be signed in counterparts, which together shall constitute one and the same agreement.

/s/ O. Vela

Jaïpur Financial Markets B.V.

Name               : O. Vela

Title                        : director A

/s/ H. Loevendie

Jaïpur Financial Markets B.V.

Name               : H. Loevendie

Title                        : director B

(signature page to contribution agreement)

ANNEX A - RESOLUTION

Execution version

RESOLUTION OF THE SHAREHOLDERS

CNOVA N.V.

Dated 24 July 2014

Resolution of the shareholders (the “Shareholders”) of Cnova N.V., a limited liability company (naamloze vennootschap) having its corporate seat at Amsterdam (address: 5613 AM Eindhoven, Professor Dr Dorgelolaan 30D, trade register number 60776676) (the “Company”),

WHEREAS

A.                                   It proposed that the group of companies constituted by Casino, Guichard-Perrachon and its subsidiaries (the “Casino Group”) will be reorganized, such reorganization involving a transfer of substantially all of the e-commerce activities of the Casino Group to the Company (the “Reorganization”), with a contemplated initial public offering of the Company to follow (the “IPO”).

B.                                   In connection with the Reorganization and the IPO, a Framework and IPO Agreement relating to the creation of the Cnova group consisting of the Company and its subsidiaries (the “Framework Agreement”), was entered into by and among Casino, Guichard-Perrachon S.A., Companhia Brasileira de Distribuição, Via Varejo S.A., Nova Pontocom Comércio Eletrônico S.A. and Cnova Comércio Eletrônico S.A. (formerly named Bruxelas Empreendimentos e Participações S.A.) as of the eleventh day of July two thousand fourteen.

C.                                   The Company anticipates entering into:

(i)                                      the Framework Agreement;

(ii)                                   the Contribution Agreement;

(iii)                                the Ordinary Shares Deed of Issue;

(iv)                               the Special Voting Agreement;

(v)                                  the Special Voting Shares Deed of Issue (all as defined below);

(vi)                               the registration rights agreement related to the IPO; and

(vii)                            the underwriting agreement related to the IPO,

hereinafter collectively, the “Framework Documents”.

D.                                   The Shareholders now wish to adopt certain resolution relating to the implementation of the Framework Documents.

E.                                   The resolutions set forth herein and the transactions contemplated thereby are conducive to the Company’s corporate objects and serve the interests of the Company.

F.                                    No depositary receipts for shares in the Company’s capital have been issued with the Company’s co-operation, and no right of usufruct or pledge has been created in respect of one or more shares in the Company’s capital conferring on the usufructuary or pledgee the rights conferred by law on holders of depositary receipts for shares in a company’s capital issued with that company’s co-operation.

G.                                  Article 13 of the Company’s articles of association provides for passing resolutions without holding a meeting.

H.                                  By signing this written resolution, the Shareholders vote in favour of the resolutions set out below.

I.                                       The members of the Company’s board of directors (the “Board”) have been afforded the opportunity to advise on the resolutions set out below.

RESOLUTIONS

The Shareholders resolve:

1.                                     to amend the articles of association of the Company in their entirety, in accordance with the draft deed, drawn up by NautaDutilh N.V. and bearing the reference 82039049 M 12196791 (unofficial translation bearing the reference: 82039049 M 12134925), whereby, among other things, each of the currently issued 450,000 ordinary shares in the capital of the Company, having a nominal value of EUR 0.10, will be split into two (2) ordinary shares, each having a nominal value of EUR 0.05 (the “Deed of Amendment”);

2.                                     to authorize each of the members of the Board and each civil law notary, junior civil law notary, notarial assistant and lawyer working at NautaDutilh N.V., to execute the Deed of Amendment;

3.                                     to issue at nominal value (the “Ordinary Shares Issue Price”) to:

(i)                                    the Company’s shareholder Casino, Guichard-Perrachon S.A., 190,557,009 ordinary shares in the capital of the Company, having a nominal value of five eurocent (EUR 0.05) each (the “CGP Shares”);

(ii)                                 the Company’s shareholder Almacenes Éxito S.A., 657,943 ordinary shares in the capital of the Company, having a nominal value of five eurocent (EUR 0.05) each (the “Éxito Shares”);

(iii)                              the Company’s shareholder Jaïpur Financial Markets B.V., 220,000,000 ordinary shares in the capital of the Company, having a nominal value of five eurocent (EUR 0.05) each (the “Dutch Holdco Shares” and together with the Éxito Shares and the CGP Shares, the “Ordinary Shares”), under the condition precedent (opschortende voorwaarde) of the execution of the Deed of Amendment, all in accordance with the draft deed, drawn up by NautaDutilh N.V. and bearing the reference 82039049 M 12090450 (the “Ordinary Shares Deed of Issue”);

4.                                     to exclude the pre-emption rights in respect of the issue of the Ordinary Shares;

5.                                     that the Ordinary Shares will be issued under the obligation that they be paid up in kind, all in accordance with the description of contributions drawn up by the Board, dated 24 July 2014 and the draft contribution agreement drawn up by NautaDutilh N.V. and bearing the reference 50097092 M 12176027 (the “Contribution Agreement”) to be entered into by the Company and the other parties thereto in connection with the Framework Agreement (the “Contributions”);

6.                                     to approve all juristic acts (rechtshandelingen) relating to the Contributions, in accordance with Section 2:94(2) of the Dutch Civil Code;

7.                                    that to the extent that the value of the Contributions exceeds the aggregate Ordinary Shares Issue Price, the Company shall add such excess value as non-stipulated share premium to the share premium reserve (agioreserve) exclusively attached to the ordinary shares in the Company’s share capital;

8.                                     to issue immediately following the completion of the IPO and subject to the condition precedent (opschortende voorwaarde) of the execution of the Deed of Amendment, at nominal value (the “Special Voting Shares Issue Price”), in connection with that certain special voting agreement to be entered into by the Company and the other parties thereto in connection with the Framework Agreement, drawn up by NautaDutilh N.V. and bearing the reference 50097092 M 12219089 (the “Special Voting Agreement”), to Stichting Cnova Special Voting

Shares (the “Voting Depository”) 412,114,952 special voting shares in the capital of the Company, having a nominal value of five eurocent (EUR 0.05) each, all in accordance with the draft deed, drawn up by NautaDutilh N.V. and bearing the reference 82039049 M 12092805 (the “Special Voting Shares Deed of Issue”);

9.                                     to approve and confirm that subject to (i) the issuance of the relevant special voting shares pursuant to the Special Voting Shares Deed of Issue and (ii) reallocation by the Board of an amount equal to the aggregate Special Voting Shares Issue Price from the Company’s share premium reserve (agioreserve), out of the share premium to be paid on the ordinary shares in the capital of the Company that will be issued in the IPO, to the Company’s special capital reserve, the aggregate Special Voting Shares Issue Price shall be charged against the Company’s special capital reserve in its entirety;

10.                              to grant, in connection with the implementation of the Special Voting Agreement, to the Voting Depository for no consideration (om niet) the continuous and repeatedly exercisable right to subscribe for or otherwise acquire from the Company, for an indefinite period, any number of special voting shares, under the conditions precedent (opschortende voorwaarden) of the execution of the Deed of Amendment and the completion of the IPO, and subject to the terms and conditions laid down in the Special Voting Agreement;

11.                              to appoint to the Board as Non-Executive Director, Mr Ronaldo Iabrudi dos Santos Pereira, under the condition precedent (opschortende voorwaarde) of and with effect from the execution of the Deed of Amendment and with his term of appointment to end at the first annual general meeting of shareholders of the Company following the completion of the IPO;

12.                              to determine that the current terms of appointment of the Company’s Executive Director and Co-CEO Mr. Germán Pasquale Quiroga Vilardo and Non-Executive Director, Arnaud Strasser shall end at the first annual general meeting of shareholders of the Company to be held following the completion of the IPO;

13.                              to approve, also with a view to the provisions of Section 2:107(a) of the Dutch Civil Code, that the Company signs the Framework Documents as well as any further deeds, instruments, agreements, notices, acknowledgements, memoranda, statements, certifications, powers of attorney or other documents ancillary to, or which the Board considers necessary or useful in connection with the Reorganization, the IPO and/or the implementation of the Framework Documents, including (i) any minutes, resolutions or other documents to be drawn up or adopted by the Company in its capacity as member of the management board or as shareholder of a group company of the Company and (ii) any document to be signed on behalf of a group company of the Company with respect to which the Company acts in its capacity as member of the management board of that group company (the “Documents”);

14.                              to approve, also with a view to the provisions of Section 2:107(a) of the Dutch Civil Code, that the Company enters into the transactions contemplated in the Documents or otherwise related to the Reorganization, the IPO and/or the implementation of the Framework Documents (the “Transactions”);

15.                              to approve, ratify and confirm the signing of any of the Documents already signed and the performance of any of the Transactions already performed on behalf of the Company prior to the adoption of this resolution.

CONFIRMATION

The Shareholders confirm the statements under (A) through (I).

(signature page follows)

This resolution may be signed in any number of counterparts, each of which is of equal tenor and validity and is dated the date stated at the beginning of this document.

Casino, Guichard-Perrachon S.A.

/s/ Jean-Charles Naouri
By:	: Jean-Charles Naouri
Capacity	: Chief Executive Officer

Almacenes Éxito S.A.

/s/ Carlos Mario Girlado
By:	: Carlos Mario Girlado
Capacity	: President

Jaïpur Financial Markets B.V.

/s/ O. Vela
By:	: O. Vela
Capacity	: director A

/s/ H. Loevendie
By:	: H. Loevendie
Capacity	: director B

(signature page to shareholders resolution Cnova N.V.)

EXHIBIT A
FRAMEWORK DOCUMENTS

ANNEX B - DEED OF ISSUE

Execution version

DEED OF ISSUE OF ORDINARY SHARES

CNOVA N.V.

between

Casino, Guichard-Perrachon S.A.

Almacenes Éxito S.A.

and

 Jaïpur Financial Markets B.V.

as subscribers

and

Cnova N.V.

as Company

DEED OF ISSUE OF ORDINARY SHARES

CNOVA N.V.

On this day, the twenty-fourth day of July two thousand and fourteen, appeared before me, Marcel Dirk Pieter Anker, civil law notary at Amsterdam:

Pieter Jacob van Drooge, employed at my office at 1077 XV Amsterdam, Strawinskylaan 1999, born in Enschede on the thirteenth day of June nineteen hundred and eighty-one, acting for the purposes of this Deed as the holder of written powers of attorney from:

1.                                     Casino, Guichard-Perrachon S.A., a société anonyme under French law, having its seat at 1 Esplanade de France, 42000 Saint-Etienne, France, registered in the French Registry of Commerce and Companies under 554 501 171 R.C.S. Saint-Etienne (“CGP”);

2.                                     Almacenes Éxito S.A., a company under the laws of Colombia, having its registered office at Carrera 48 # 32B, Sur-139, Envigado Antioquia, Colombia, registration number 0003490 (“Éxito”);

3.                                     Jaïpur Financial Markets B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its corporate seat at Amsterdam (address: 1118 BH Schiphol, Schiphol Boulevard 231, trade register number 60838892) (“Dutch Holdco”); and

4.                                     Cnova N.V., a public limited liability company (naamloze vennootschap) under Dutch law, having its corporate seat at Amsterdam (address: 5613 AM Eindhoven, Professor Dr Dorgelolaan 30D, trade register number 60776676) (the “Company”).

The person appearing, acting in the above capacities, declared the following:

RECITALS

A.                                    Subject to the terms and conditions laid down in the Contribution Agreement, Subscribers have agreed to contribute their respective Contributions to the Company in exchange for newly issued ordinary shares in the capital of the Company.

B.                                    In satisfaction of its obligations under the Contribution Agreement, the Company now wishes to issue the Shares to the Subscribers in accordance with the provisions of this Deed.

DEFINITIONS

Article 1

1.1                              Definitions

In this Deed the following definitions shall apply:

Article	an article of this Deed.
Articles of Association	the Company’s articles of association.
Auditors’ Certificate	has the meaning ascribed thereto in Article 5.2.
Board	the Company’s board of directors (bestuur).
CE Shares	has the meaning ascribed thereto in the Contribution

Agreement.
Condition	the condition precedent (opschortende voorwaarde) of the execution of the Deed of Amendment.
Contribution Agreement

the contribution agreement dated as of the date hereof, entered into by and among the Parties in connection with the implementation of the Framework Agreement, a copy of which will be attached to this Deed.

Contributions	the CE Shares, the JV CD Colombia Shares and the Nova OpCo Shares jointly.
DCC	the Dutch Civil Code (Burgerlijk Wetboek).
Deed	this deed of issue of ordinary shares.
Deed of Amendment

the deed of amendment to the Articles of Association, in accordance with the draft deed, drawn up by NautaDutilh N.V. and bearing the reference 82039049 M 12196791 (unofficial translation bearing the reference: 82039049 M 12134925).

Framework Agreement

the Framework and IPO Agreement relating to the creation of the Cnova group, consisting of the Company and its subsidiaries, originally entered into by and among CGP, Companhia Brasileira de Distribuição, Via Varejo S.A., Nova Pontocom Comércio Eletrônico S.A. and Cnova Comércio Eletrônico S.A. (previously named Bruxelas Empreendimentos e Participações S.A.), as of the eleventh day of July two thousand fourteen, a copy of which will be attached to this Deed.

Description	has the meaning ascribed thereto in Article 5.1.
Issue Price	at nominal value.
JV CD Colombia Shares	has the meaning ascribed thereto in the Contribution Agreement.
General Meeting	the general meeting of shareholders of the Company.
Nova OpCo Shares	has the meaning ascribed thereto in the Contribution Agreement.
Parties	the parties to this Deed.
Shareholders’ Resolution	the written resolution of the General Meeting dated the date hereof.
Shares	the Shares 1, the Shares 2 and the Shares 3 jointly.
Shares 1	one hundred ninety-million five hundred fifty-seven thousand and nine (190,557,009) ordinary shares in the capital of the Company, having a nominal value of five eurocent (EUR 0.05)

each and numbered 900,001 up to and including 191,457,009.
Shares 2

six hundred fifty-seven thousand nine hundred and forty-three (657,943) ordinary shares in the capital of the Company, having a nominal value of five eurocent (EUR 0.05) each and numbered 191,457,010 up to and including 192,114,952.

Shares 3

two hundred and twenty million (220,000,000) ordinary shares in the capital of the Company, having a nominal value of five eurocent (EUR 0.05) each and numbered 192,114,953 up to and including 412,114,952.

Subscribers	CGP, Éxito and Dutch Holdco individually or jointly, as the case may be.

1.2                              Interpretation

a.                                      Words denoting the singular shall have a similar meaning when used in the plural and vice versa.

b.                                      Words denoting one gender shall include the other gender.

c.                                       No provision of this Deed shall be interpreted adversely against a Party solely because that Party was responsible for drafting that particular provision.

d.                                      Although this Deed has been drafted in the English language, this Deed pertains to Dutch legal concepts. Any consequence of the use of English words and expressions in this Deed under any law other than Dutch law shall be disregarded.

e.                                       The words “include”, “included” and “including” are used to indicate that the matters listed are not a complete enumeration of all matters covered.

f.                                        The titles and headings in this Deed are for construction purposes as well as for reference. No Party may derive any rights from such titles and headings.

SHAREHOLDERS’ RESOLUTION

Article 2

By the Shareholders’ Resolution and subject to the terms and conditions laid down therein and in the Contribution Agreement, the General Meeting has resolved to issue at the Issue Price, subject to fulfilment of the Condition:

a.                                     the Shares 1 to CGP;

b.                                     the Shares 2 to Éxito;

c.                                      the Shares 3 to Dutch Holdco.

PRE-EMPTION RIGHTS

Article 3

By the Shareholders’ Resolution, the General Meeting has resolved to exclude the pre-emption rights in respect of the issue of the Shares.

CONTRIBUTION AGREEMENT

Article 4

4.1                              By the Contribution Agreement and subject to the terms and conditions laid down therein, the Parties have agreed that:

a.                                      CGP will pay up the Shares 1 by contributing and transferring the CE Shares to the Company;

b.                                      Éxito will pay up the Shares 2 by contributing and transferring the JV CD Colombia Shares to the Company

c.                                       Dutch Holdco will pay up the Shares 3 by contributing and transferring the Nova OpCo Shares to the Company.

4.2                              By the Shareholders’ Resolution, the General Meeting has resolved to approve all juristic acts (rechtshandelingen) relating to the Contributions, in accordance with Section 2:94(2) of the DCC.

4.3                              Each Subscriber hereby undertakes to comply with any formalities required under applicable law to perfect the contribution and transfer of its Contribution as contemplated in the Contribution Agreement, as soon as practical but in any event no later than three (3) days following the execution of this Deed. The Company hereby releases the Subscribers for payment of the aggregate Issue Price for the Shares to be acquired by the respective Subscribers pursuant to this Deed, subject to fulfilment of such formalities.

DESCRIPTION

Article 5

5.1                              The Company has drawn up a description as referred to in Section 2:94b (1) of the DCC regarding the contribution by the Subscribers (the “Description”), which has been signed by all members of the Board. The Description relates to dates no earlier than six (6) months prior to the date hereof, being the anticipated date of execution of the Deed of Amendment.

5.2                              As appears from a certificate issued by an accountant within the meaning of Section 2:393(1) of the DCC in respect of the Description (the “Auditors’ Certificate”), taking into account the requirements set out in Section 2:94b DCC, the value of the respective Contributions, established by means of generally acceptable valuation methods, is not less than the amount of the payment obligations for the Shares which the respective Contributions are required to satisfy, expressed in money, being amounts equal to the Issue Price for the respective Shares. A copy of the Auditors’ Certificate will be attached to this Deed.

5.3                              Within eight (8) days following the execution of the Deed of Amendment, the Company shall deposit a copy of the Auditors’ Certificate at the office of the trade register of the Dutch Chamber of Commerce and Industries, stating the names of the Subscribers and the amount of the part of the Company’s issued capital paid up in accordance with the provisions of the Contribution Agreement and this Deed.

5.4                              To the best of the Parties’ knowledge, there has not been a substantial decline in the value of the Contributions since the date of the Description.

EXCESS VALUE

Article 6

To the extent that the value of the Contributions exceeds the aggregate Issue Price for the Shares, the Company shall add such excess value as non-stipulated share premium (niet-bedongen agio) to the share premium reserve (agioreserve) exclusively attached to the ordinary shares in the Company’s share capital.

ISSUANCE

Article 7

Subject to fulfilment of the Condition, the Company hereby issues:

a.                                     the Shares 1 to CGP;

b.                                     the Shares 2 to Éxito;

c.                                      the Shares 3 to Dutch Holdco,

who whereby accept the same from the Company subject to fulfilment of the Condition.

REGISTER

Article 8

The Company shall enter the present issuance of the Shares in its register immediately following the fulfilment of the Condition.

RESCISSION

Article 9

The Parties waive the right to rescind, or commence legal proceedings to rescind, on any ground whatsoever, the agreements underlying the present issue of the Shares.

CHOICE OF LAW AND JURISDICTION

Article 10

10.1                       This Deed shall be governed by and construed in accordance with the laws of the Netherlands.

10.2                       The Parties agree that any dispute in connection with this Deed or any agreement resulting therefrom shall be submitted to the exclusive jurisdiction of a competent court in Amsterdam.

POWER OF ATTORNEY

Article 11

The person appearing has been authorised to act under four (4) powers of attorney in the form of private instruments, which will be attached to this Deed.

CONCLUDING PROVISIONS

The person appearing is known to me, civil law notary.

This Deed was executed in Amsterdam on the date mentioned in its heading.

After I, civil law notary, had conveyed and explained the contents of the Deed in substance to the person appearing, she declared that she had taken note of the contents of the Deed, was in agreement with the contents and did not wish them to be read out in full. Following a partial reading, the Deed was signed by the person appearing and by me, civil law notary.

ANNEX C - DESCRIPTION AND AUDITOR’S STATEMENT

Execution version

DESCRIPTION OF CONTRIBUTION IN KIND

CNOVA N.V.

dated 24 July 2014

THE UNDERSIGNED

•                                        Mr. Germán Quiroga; and

•                                         Mr. Arnaud Strasser,

acting for the purposes hereof as the sole members of the board of directors (the “Board”) of Cnova N.V., a limited liability company (naamloze vennootschap) having its corporate seat at Amsterdam (address: 5613 AM Eindhoven, Professor Dr Dorgelolaan 30D, trade register number 60776676) (the “Company”).

RECITALS

A.                                    It is proposed that the group of companies constituted by Casino, Guichard-Perrachon S.A. and its subsidiaries will reorganize its e-commerce activities, such reorganization involving a transfer of substantially all of these activities to the Company (the “Reorganization”), with a contemplated initial public offering of the Company to follow

B.                                   In connection with the Reorganization, it is anticipated that the Company will issue to:

(i)                                    the Company’s shareholder Casino, Guichard-Perrachon S.A. (“CGP”) 190,557,009 ordinary shares in the capital of the Company, having a nominal value of five eurocent (EUR 0.05) each (the “CGP Shares”);

(ii)                                 the Company’s shareholder Almacenes Éxito S.A. (“Éxito”) 657,943 ordinary shares in the capital of the Company, having a nominal value of five eurocent (EUR 0.05) each (the “Éxito Shares”);

(iii)                              the Company’s shareholder Jaïpur Financial Markets B.V. (“Dutch Holdco” and together with CGP and Éxito, the “Contributors”) 220,000,000 ordinary shares in the capital of the Company, having a nominal value of five eurocent (EUR 0.05) each (the “Dutch Holdco Shares and together with the Éxito Shares and the CGP Shares, the “Ordinary Shares”),

under the condition precedent (opschortende voorwaarde) of the execution of a notarial deed amending the articles of association of the Company, all in accordance with the draft deed, drawn up by NautaDutilh N.V. and bearing the reference 82039049 M 12196791 (unofficial translation bearing the reference: 82039049 M 12134925).

C.                                    It is anticipated that the respective Ordinary Shares will be issued under the obligation that they be paid up in kind as follows:

(i)                                   CGP will contribute and transfer to the Company 166,616,203 shares in the capital of Cdiscount Group S.A.S. (formerly named Casino Entreprise S.A.S.) (the “CG Shares”);

(ii)                                Éxito will contribute and transfer to the Company 406,434 shares in the capital of Cdiscount Colombia S.A.S. (the “JV CD Colombia Shares”);

(ii)                                Dutch Holdco will contribute and transfer to the Company 74,924,847 of shares in the capital of Cnova Comércio Eletrônico S.A. (formerly named Bruxelas Empreendimentos e Participações S.A.) (the “Nova OpCo Shares” and together with the CG Shares and the JV CD Colombia Shares, the “Contribution Shares”).

CERTIFY

1.                                      The contribution in kind to be made by:

(i)                                   CGP on the CGP Shares consists solely of the CG Shares;

(ii)                                Éxito on the Éxito Shares consists solely of the JV CD Colombia Shares;

(iii)                             Dutch Holdco on the Dutch Holdco Shares consists solely of the Nova OpCo Shares.

2.                                      The value attributed to:

(i)                                     the CG Shares amounts to EUR 284,808,892.98;

(ii)                                  the JV CD Colombia Shares amounts to EUR 1,600,928.02; and

(iii)                               the Nova OpCo Shares amounts to EUR 12,366,084.92.

3.                                      That the value of:

(i)                                   the CG Shares in excess of EUR 9,527,850.45 (being the nominal value of the CGP Shares), such excess value amounting to EUR 275,281,042.53;

(ii)                                JV CD Colombia Shares in excess of EUR 32,897.15 (being the nominal value of the Éxito Shares), such excess value amounting to EUR 1,568,030.87;

(iii)                             the Nova OpCo Shares in excess of EUR 11,000,000 (being the nominal value of the

Dutch Holdco Shares), such excess value amounting to 1,366,084.92,

shall be deemed non-stipulated share premium (niet-bedongen agio) and be added to the Company’s share premium reserve.

4.                                      The respective Contribution Shares have been valued on the basis of book value in the accounts of the respective Contributors, based on historical cost, which is a valuation method deemed to be generally accepted in the Netherlands.

5.                                      This description relates to the condition of:

(i)                                     the CG Shares on June 30, 2014;

(ii)                                  the JV CD Colombia Shares on July 3, 2014;

(iii)                               the Nova OpCo Shares on July 21, 2014,

which are dates no earlier than six months before the anticipated date of issuance of the Ordinary Shares.

(signature page follows)

/s/ Germán Quiroga
Germán Quiroga

/s/ Arnaud Strasser
Arnaud Strasser

(signature page to description of contribution in kind Cnova N.V.)

INDEPENDENT AUDITOR’S REPORT

Pursuant to Section 2:94b, subsection 2 of the Dutch civil code

To the board of directors of Cnova N.V.

We have read the contents of the description dated 24 July 2014 as prepared by the board of directors Cnova N.V. having its corporate seat at Amsterdam (the “Company”) in connection with the proposed contributions in kind by:

a)             Casino, Guichard-Perrachon S.A.;

b)             Almacenes Éxito S.A.;

c)              Jaïpur Financial Markets B.V.,

as payment on the shares to be issued by the Company to them, respectively. The description relates to shares in:

a)             Cdiscount Group S.A.S (the “Cdiscount Group S.A.S. Shares”);

b)             CDiscount Colombia S.A.S. (the “Cdiscount Colombia S.A.S. Shares”);

c)              Bruxelas Empreendimentos e Participações S.A. (the “Bruxelas Empreendimentos e Participações S.A. Shares”).

MANAGEMENT’S RESPONSIBILITY

The board of directors of the Company is responsible for the contents of the description and for the actual and legal contributions to the Company.

AUDITOR’S RESPONSIBILITY

Our responsibility is to issue an auditor’s report as referred to in Section 2:94b, subsection 2 of the Dutch Civil Code. We have conducted our audit in accordance with Dutch law, including the Dutch Standards on Auditing. This requires that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the value of the proposed contributions in kind, described as at 30 June 2014 for the Cdiscount Group S.A.S Shares, 3 July 2014 for the Cdiscount Colombia S.A.S. Shares and 21 July 2014 for the Bruxelas Empreendimentos e Participações S.A. Shares, applying valuation methods generally accepted in the Netherlands as specified in the description, at least equals the amount of the payment obligations which the proposed contributions are required to meet. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION

In our opinion the value of the proposed contributions in kind as included in the description, described as at 30 June 2014 for the Cdiscount Group S.A.S Shares, 3 July 2014 for the Cdiscount Colombia S.A.S. Shares and 21 July 2014 for the Bruxelas Empreendimentos e Participações S.A. Shares, applying valuation methods generally accepted in the Netherlands as specified in the description, at least equals the amount of the payment obligations amounting to respectively:

a)             EUR 9,527,850.45 for the shares in the capital of the Company to be issued in respect of the contribution of the Cdiscount Group S.A.S Shares;

b)             EUR 32,897.14 for the shares in the capital of the Company to be issued in respect of the contribution of the Cdiscount Colombia S.A.S. Shares;

c)              EUR 11,000,000.00 for the shares in the capital of the Company to be issued in respect of the contribution of the Bruxelas Empreendimentos e Participações S.A. Shares,

which the proposed contributions are required to meet, whereby in the context of these contributions the share premium has not been included in the amount of the payment obligations.

RESTRICITION ON USE

This auditor’s report is solely intended to provide reasonable assurance about whether the contribution as described meets the payment obligations, and therefore cannot be used for other purposes.

Amsterdam, 24 July 2014

MAZARS PAARDEKOOPER HOFFMAN N.V.

/s/ J.C. van Oldenbeek
J.C. van Oldenbeek MSc RA